UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 28, 2009
SPSS Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34103	36-2815480

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

233 South Wacker Drive, Chicago, Illinois		60606

(Address of Principal Executive Offices)		(Zip Code)
(312) 651-3000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 28, 2009, SPSS Inc. (the “Company”) issued a press release announcing that it has established a record date and special meeting date for its stockholders to consider and vote on a proposal to adopt the previously announced agreement and plan of merger providing for the acquisition of the Company by International Business Machines Corporation. The Company’s stockholders of record at the close of business on August 31, 2009 will be entitled to notice of the special meeting and to vote on the proposal. The special stockholder meeting will be held on October 2, 2009, at 9:00 a.m. Central time, at 233 South Wacker Drive, Chicago, Illinois 60606.
The text of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 28, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPSS INC.

	By:	/s/ Erin R. McQuade Erin R. McQuade
Dated: August 28, 2009		Vice President, Associate General Counsel

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